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                                                                   EXHIBIT 10.38

                    SUBORDINATED LOAN AND SECURITY AGREEMENT

      THIS SUBORDINATED LOAN AND SECURITY AGREEMENT (the "AGREEMENT"), dated as of October 8, 1999, is entered into by and between eGROUPS, INC., a Delaware corporation, with its chief executive office and principal place of business located at 350 Brannan Street, San Francisco, California, 94107 (the "BORROWER") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "LENDER" or sometimes, "COMDISCO"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

      WHEREAS, Borrower has requested Lender to make available to Borrower a loan or loans up to an aggregate principal amount of SEVEN MILLION DOLLARS ($7,000,000.00); FOUR MILLION DOLLARS ($4,000,000.00) available immediately ("LOAN A") and THREE MILLION DOLLARS ($3,000,000.00) available upon Borrower's request as more fully set forth herein ("LOAN B") (as the same may from time to time be amended, modified, supplemented or revised, individually or collectively referred to as the "LOAN(S)"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated by the mutual written agreement of the parties, the "NOTE(S)");

      WHEREAS, Lender is willing to make the Loan(s) on the terms and conditions set forth in this Agreement;

      WHEREAS, Lender and Borrower agree any Loan(s) hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein); and

      WHEREAS, Borrower has also given Lender certain rights to purchase the Borrower's Preferred Stock under terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

      Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

      1.1 "ACCOUNT" means any "account" as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade



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name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

      1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

      1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

      1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

      1.5. "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of Exhibit B attached hereto, as submitted by Borrower to Lender from time to time.

      1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.7 "CLOSING DATE" means the date hereof.

      1.8 "COLLATERAL" shall have the meaning assigned to such term in Section 3 of this Agreement.

      1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

      1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.



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      1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.12 "DOCUMENTS" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.13 "EQUIPMENT" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      1.14 "EXCLUDED AGREEMENTS" means (i) the Master Lease Agreement dated as of June 23, 1999 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee).

      1.15 "FACILITY FEE" means one percent (1%) of Loan A and Loan B and due to Lender at the Closing Date. The Commitment Deposit of Ten Thousand Dollars ($10,000.00) previously paid by Borrower less reasonable due diligence expenses of Five Thousand Dollars ($5,000.00) shall be applied towards the Facility Fee due for Loan A.

      1.16 "FIXTURES" means any "fixtures," as such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all purchases of the security constituted thereby, immediately upon any acquisition or release thereof or any such purchase, as the case may be.

      1.17 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill, associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to sue for past, present and future



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infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

      1.18 "INITIAL PUBLIC OFFERING" means an initial public offering of Borrower's securities.

      1.19 "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.20 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, service marks, tradenames, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

      1.21 "INVENTORY " means any "inventory," as such term is defined in
Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

      1.22 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

      1.23 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

      1.24 "LOAN DOCUMENTS" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents shall not include any of the Excluded Agreements.



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      1.25 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, prospects, assets or conditions (financial or otherwise) of Borrower that materially hinders the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

      1.26 "MATURITY DATE" means the date thirty-six (36) months from the Advance Date of each installment of the Loan.

      1.27 "MAXIMUM LOAN AMOUNT" means Four Million Dollars ($4,000,000.00) for Loan A and Three Million Dollars ($3,000,000) for Loan B.

      1.28 "MERGER EVENT" means a capital reorganization of the shares of the Borrower's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Borrower with or into another corporation whether or not the Borrower is the surviving corporation, or the sale of all or substantially all of the Borrower's properties and assets to any other person or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Borrower is transferred to parties that were not existing holders of the Borrower's capital stock immediately prior to such transaction, provided that such other corporation or other person shall have cash and cash equivalent assets equal to or greater than ten million dollars ($10,000,000) and provided that the foregoing shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Borrower or an Initial Public Offering.

      1.29 "NEXT ROUND" shall be defined as the earliest to occur of (i) a preferred stock financing of at least Ten Million Dollars ($10,000,000), (ii) a Merger Event, or (iii) an Initial Public Offering.

      1.30 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.31 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
(a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country;
(b) all reissues, continuations, continuations-in-part or extensions thereof;
(c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

      1.32 "PERMITTED LIENS" means:

        (i)     Liens in favor of Lender;

        (ii)    Liens related to, or arising in connection with, Senior Debt;

        (iii) Liens for taxes, fees, assessments or other governmental charges or levies either not delinquent or being contested in good faith and for



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                which Borrower maintains adequate reserves on its books in accordance with GAAP;

        (iv) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

        (v) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any lease or license;

        (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.8;

        (vii) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower; provided such liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower;

        (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (ix) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

        (x) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

        (xi) Liens arising by operation of law such as mechanics', materialman's, carriers', warehousemen's and landlord's liens incurred in the ordinary course of business;

        (xii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (ii) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

        (xiii) Liens relating to customary setoffs or bankers liens with respect to amounts on deposit in connection with arrangements with banks in the ordinary course of business.

      1.33 "PREFERRED STOCK" means the Borrower's Series C Preferred Stock.

      1.34 "PROCEEDS" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect



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to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      1.35 "PURCHASE OPTION" shall have the meaning assigned to such term in
Section 8 of this Agreement.

      1.36 "RECEIVABLES" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

      1.37 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

      1.38 "SENIOR CREDITOR" means a bank, insurance company, pension fund, or other institutional lender to be determined and identified to Lender in accordance with the Subordination Agreement, or a syndication of such institutional lenders that provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender which consent shall not be unreasonably withheld.

      1.39 "SENIOR DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor(s) under the applicable Senior Loan Documents, including, but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower provided, that (i) Borrower may incur Senior Debt without limitation as to amount, without the consent of Lender, so long as such Senior Debt is secured only by Borrower's property, plant and equipment (as defined under GAAP), (ii) if such Senior Debt is unsecured and would exceed three million dollars ($3,000,000) in principal outstanding at any one time, then Lender shall have the right to consent to the incurrence of such Senior Debt, which consent shall not be unreasonably withheld, and (iii) if such Senior



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Debt is secured by (a) non-property plant and equipment (as defined under GAAP)
assets and (b) would exceed the greater of (i) three million dollars ($3,000,000) in outstanding principal at any one time or (ii) eighty-five percent (85%) of qualified accounts receivable, then Lender shall have the right to consent to the incurrence of such Senior Debt, which consent shall not be unreasonably withheld. To the extent Lender's consent is required hereunder, Senior Debt shall not include any indebtedness or obligation unless and until such consent has been given.

      1.40 "SENIOR LOAN DOCUMENTS" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.41 "SUBORDINATION AGREEMENT" means the Subordination Agreement to be entered into between Lender and Senior Creditor in such form as to be mutually agreeable to Lender, Borrower and Senior Lender.

      1.42 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

      1.43 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

      1.44 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

SECTION 2.  THE LOANS

      2.1 Lender agrees to lend to Borrower an amount not to exceed Four Million and 00/100 Dollars ($4,000,000.00) in the aggregate at any one time outstanding ("LOAN A") for the purposes and upon the terms and subject to the conditions contained in this Agreement.

      2.2 Lender agrees to lend to Borrower an amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate at any one time outstanding ("LOAN B") for the purposes and upon the terms and subject to the conditions contained in this Agreement.

      2.3 The Loan(s) shall be available in minimum Advances of Five Hundred Thousand Dollars ($500,000.00). Each Advance made by Lender to Borrower shall be



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evidenced by a Note in the original principal amount of such Advance. The principal balance of each Note shall bear interest thereon precomputed at the rate of eight and one-quarter percent (8.25%) per annum, and each such Note shall be due and payable in twenty-four (24) equal monthly installments of interest only, payable on the first day of each month, followed by twelve (12) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "PAYMENT DATE"). If any payment under a Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

      2.4 In order to obtain an Advance under the Loans, Borrower shall complete, sign and deliver an Advance Request to Lender. Each Advance Request shall identify an Advance Date which is no less than three (3) business days from the date of such notice. Upon receipt of an Advance Request, Lender shall verify the information contained in the Advance Request and so long as no Event of Default exists as of the date of the Advance Request, it shall promptly deliver a Note dated the Advance Date evidencing such Advance to Borrower for signature. Lender will fund the Advance in the manner requested in the Advance Request within three (3) business days of receipt of the Advance Request so long as Lender has received the original signed Note from Borrower on or before such date. Borrower agrees that Lender may rely on any notice given by any Person it reasonably believes to be an authorized officer of Borrower.

      2.5 Borrower shall have the option to prepay any Note, in whole or in part, without premium or penalty by paying the principal amount thereon together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment. Notwithstanding the foregoing, any such prepayment by the Borrower shall not affect Lender's right to purchase as described in Section 8 herein.

      2.6 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

      (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.3.



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      (c) Upon and during the continuation of an Event of Default hereunder, all
Secured Obligations, including principal, interest, compounded interest, and reasonable professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.3 plus five percent (5%) per annum ("Default Rate").

      (d) If the Borrower has not repaid the outstanding principal amount under the Loan in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower at the applicable Purchase Price (as defined in Section 8.1 hereof), an additional number of shares of Preferred Stock which number shall be determined by (i) multiplying the outstanding principal amount which is due but unpaid by three percent (3%) and (ii) dividing the product thereof by the Purchase Price.

SECTION 3.  SECURITY INTEREST

      As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan(s) upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

        (a)     All Receivables;

        (b)     All Equipment;

        (c)     All Fixtures;

        (d)     All General Intangibles;

        (e)     All Inventory;

        (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

        (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

      Notwithstanding the foregoing, in no event shall Collateral include any Copyrights, Patents, Trademarks, Licenses, or any Intellectual Property.

      Such security interest shall be subordinate to any Permitted Liens.

SECTION 4.  CONDITIONS PRECEDENT TO LOAN

      The obligations of the Lender to make Loans hereunder are subject to the satisfaction by Borrower, or waiver by Lender, of the following conditions:

      4.1 Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

                (a) executed originals of the Agreement, and any other documents reasonably required by Lender to effectuate the liens of Lender with respect to all Collateral;

                (b) certified copy of resolutions of Borrower's Board of Directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

                (c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

                (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect; and

                (e) payment of the Facility Fee.

      4.2 On each Advance Date:

            (a) The Lender shall have received (i) an Advance Request for such Advance as required by Section 2.4, and (ii) an executed Note evidencing such Advance.

            (b) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

Each Advance Request shall be deemed to constitute a representation and warranty by the Borrower on the Advance Date as to the matters specified in paragraph (b) of this Section 4.2.

      4.3 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions reasonably requested by Lender to grant Lender a perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be reasonably necessary or desirable to perfect the security interest of Lender in such Collateral.

      4.4 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement.

      4.5 FUNDING LIMITATION. Notwithstanding anything in this Agreement to the contrary, Lender shall not be obligated to fund any additional Advance to Borrower (i) at any time after six (6) months from the date of this Agreement, or (ii) at any time an Event of Default exists pursuant to Section 9.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BORROWER

      The Borrower represents, warrants and agrees that:

      5.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

      5.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

      5.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

      5.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents, required to be delivered or executed in connection herewith, have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

      5.5 This Agreement and the other Loan Documents do not and will not violate any provisions of Borrower's Certificate of Incorporation, Bylaws or any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those (i) created by this Agreement or (ii) relating to Permitted Liens.

      5.6 The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other person or entity including, without limitation, after reasonable inquiry any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

      5.7 No fact or condition exists that would constitute a payment default in excess of $100,000 which remains uncured for thirty (30) days after receipt by Borrower of written notice under the Senior Loan Documents.

      5.9 (a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any business, property or rights of the Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

      (b) The Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

      5.10 No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

      5.11. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and California state securities laws. In addition:

      (i) The authorized capital of the Company consists of (A) 20,000,000 shares of Common Stock, of which 5,812,399 shares are issued and outstanding;
(B) 1,620,000 shares of Series A Preferred Stock, of which 1,620,000 shares are issued and outstanding and are convertible into 1,620,000 shares of Common Stock at $0.50 per share; and (C) 3,600,000 shares of Series B Preferred Stock, of which 3,556,772 shares are issued and outstanding and convertible into 3,556,772 shares of Common Stock at $1.43955 per share. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date the authorized capital of the Company consists of (A) 20,000,000 shares of Common Stock, of which 6,226,399 shares are issued and outstanding; (B) 1,620,000 shares of Series A Preferred Stock, of which 1,620,000 shares are issued and outstanding and are convertible into 1,620,000 shares of Common Stock at $0.50 per share; and (C) 3,600,000 shares of Series B Preferred Stock, of which 3,556,772 shares are issued and outstanding and convertible into 3,556,772 shares of Common Stock at $1.43955 per share. As of the Closing Date, except for (i) conversion privileges of the Preferred Stock, (ii) outstanding Warrants to purchase Preferred Stock, (iii) outstanding options under the Company's 1998 Stock Option Plan and except as set forth in the Company's Restated Certificate, there are (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company , (ii) no obligations (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such rights or to issue or distribute to holders of a share of its capital stock any evidences of indebtedness or assets of the Company, and (iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend to make any other distribution in respect thereof. All of the issued and outstanding securities or the Company have been offered, issued and sold by the Company is compliance with applicable federal and state securities laws.

      (ii) Except as set forth in the First Amended and Restated Investors Rights Agreement dated December 17, 1998 (the "Rights Agreement"), no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

      5.12 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and for which no filing extension has been granted and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower since its inception through the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 6. INSURANCE

      6.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

      6.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 7.  COVENANTS OF BORROWER

      Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

      7.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

            (a) as soon as practicable and in any event within thirty (30) days after the end of each month: an internally prepared income statement, balance sheet, and cash flow statement, (including the commencement of any material litigation by or against Borrower), each certified by Borrower's Chief Executive or Financial Officer to be true and correct in all material respects;

            (b) As soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited Financial Statements, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Borrower;

            (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor; and

      7.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, upon reasonable notice such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Borrower to discuss such books of account and records.

      7.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be reasonably requested by Lender; and take all further action that may be reasonably necessary, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents (reasonably necessary to confirm, continue, perfect, preserve and protect the security interests granted hereby) without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

      7.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender (other than in relation to Senior Debt and Permitted Liens) and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender, or any liens arising by operation of law with respect to any obligations not yet overdue or any other liens consented to in writing by Lender, or relating to Senior Debt and Permitted Liens) and shall give Lender prompt written notice thereof.

      7.5 Without Lender's prior written consent, Borrower shall not except in the ordinary course of its business, and except as permitted in relation to Senior Debt and Permitted Liens, (a) grant any material and unnecessary extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

      7.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition

(taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

      7.7 Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of fifteen (15) days prior to the closing date and requesting Lender's consent which consent shall not be unreasonably withheld to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance reasonably satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with Section 2.2 hereof.

      7.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower other than (i) inventory sold in the normal course of business, (ii) in relation to Senior Debt and Permitted Liens as permitted herein, or (iii) licenses of its Intellectual Property.

      7.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action reasonably necessary to maintain such logs and maintenance records in a materially correct and complete fashion.

      7.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

      7.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) unless: (i) such relocation shall be within the continental United States and (ii) Borrower shall first cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (ii) have given the Lender no less than fifteen (15) days prior written notice of such relocation.

      7.12 Borrower shall not grant a security interest in, hypothecate or otherwise encumber its Intellectual Property other than (i) Permitted Liens, and
(ii) licenses in the ordinary course of business including exclusive licenses with geographical or time limitations, without Lender's prior written consent, which consent will not be unreasonably withheld.

      7.13 Borrower shall consider a request by Lender to purchase shares of Borrower's Preferred Stock in the next preferred round of equity financing (anticipated to be a Series C Preferred) in an amount equal to a minimum of Five Hundred Thousand Dollars ($500,000) and a maximum of Seven Hundred Fifty Thousand Dollars ($750,000).

      7.14 Subsequent to the date of this Agreement, Borrower may incur Senior Debt, without limitation as to amount, provided, (i) Borrower may incur Senior Debt without limitation as to amount, without the consent of Lender, so long as such Senior Debt is secured only by Borrower's property, plant and equipment (as defined under GAAP), (ii) if such Senior Debt is unsecured and would exceed three million dollars ($3,000,000) in principal outstanding at any one time, then Lender shall have the right to consent to the incurrence of such Senior Debt, which consent shall not be unreasonably withheld, and (iii) if such Senior Debt is secured by (a) non-property, plant and equipment (as defined under GAAP) assets and (b) would exceed the greater of (i) three million dollars ($3,000,000) in outstanding principal at any one time or (ii) eighty-five percent (85%) of qualified accounts receivable, then Lender shall have the right to consent to the incurrence of such Senior Debt, which consent shall not be unreasonably withheld. To the extent Lender's consent is required hereunder, Senior Debt shall not include any indebtedness or obligation unless and until such consent has been given.

SECTION 8.  PURCHASE OPTION

      8.1 In addition to any opportunity granted pursuant to Section 7.13 hereof, Lender shall have the right at any time, at Lender's sole and absolute discretion (the "Purchase Option"), to purchase shares of Borrower's Preferred Stock with an aggregate purchase value (subject to increase as provided in Section 8.2) determined as follows:

        (i)     If amounts have been advanced against both Loan A or Loan B:

                (a) forty-five percent (45%) of the Maximum Loan Amount for Loan A; plus

                (b) forty-five percent (45%) of the Maximum Loan Amount for Loan B.

        (ii)    If amounts have been advanced against Loan A and not Loan B:

                (a) forty-five percent (45%) of the Maximum Loan Amount for Loan A; plus

                (b) seventeen and one-half percent (17.5%) of the Maximum Loan Amount for Loan B.

        (iii)   no amounts have been advanced against either Loan A or Loan B:

                (a) thirty-five percent (35%) of the Maximum Loan Amount for Loan A; plus

                (b) seventeen and one-half percent (17.5%) of the Maximum Loan Amount for Loan B.

The purchase price per share under the Purchase Option (the "PURCHASE PRICE") shall be determined upon the earliest to occur of (i) the closing date of the preferred equity financing with net proceeds to the Borrower in excess of Ten Million Dollars ($10,000,000.00); (ii) the date that the initial price per share to the public is determined for purposes of printing of the final prospectus for an Initial Public Offering; or (iii) the closing date of a Merger Event.

      The "Purchase Price" shall be the lesser of:

        (i) the price per share equivalent of a Three Hundred Million 00/100 Dollar ($300,000,000.00) fully diluted pre-money valuation of Borrower if the participants in the Next Round include at least one financial investor/venture capital/mezzanine investor;

        (ii) the price per share equivalent of a Two Hundred Fifty Million 00/100 Dollar ($250,000,000.00) fully-diluted pre-money valuation of Borrower if the participants in the Next Round include only strategic corporate investor(s); or

        (iii)   the price per share determined as follows:

                (a) If Borrower closes the Next Round on or before November 9, 1999, ninety percent (90%) of the purchase price per share of the securities issued or exchanged in the Next Round.

                (b) If Borrower closes the Next Round after November 9, 1999 but on or before December 9, 1999, eighty-five percent (85%) of the price per share of the securities issued or exchanged in the Next Round.

                (c) If Borrower closes the Next Round after December 9, 1999, but on or before February 9, 2000, seventy percent (70%) of the price per share of the securities issued or exchanged in the Next Round.

                (d) If Borrower closes the Next Round after February 9, 1999, but prior to March 1, 2000, sixty-five percent (65%) of the price per share of the securities issued or exchanged in the Next Round.

                (e) If Borrower closes the Next Round on or after March 1, 2000 the price per share equivalent of a One Hundred Million and 00/100 Dollar ($100,000,000.00) pre-money fully diluted valuation;

Provided, that in the case of a Merger Event the price per share shall be determined under this subsection (iii) as follows:

        (i) if the Borrower is acquired in the Merger Event for cash or other consideration other than equity securities, the price per share shall be determined by dividing the aggregate value of such consideration by the number of shares of capital stock of Borrower eligible to receive such consideration at the time of the Merger Event;

        (ii) if the consideration in the Merger Event is equity securities, then the price per share shall be the per-share value assigned in the Merger Event to the Borrower's most senior class of stock that is eligible to be exchanged in the Merger Event.

      The Purchase Option will terminate upon the date fifteen (15) days after receipt by Lender of notice from Borrower of its Board of Directors' approval of definitive plans to initiate an Initial Public Offering or Merger Event, subject to the terms set forth in Section 8.9 hereof.

The number and purchase price of such shares are subject to adjustment as provided in this Section 8.

      8.2 If the Borrower has not repaid the outstanding principal amount under a Note in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Purchase Price (adjusted, as set forth and defined in Section 8.3 herein), an additional amount of Preferred Stock with a value equal to the product of (x) the outstanding principal amount which is due but unpaid and (y) three percent (3%).

      8.3 The Purchase Price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

      (a) If the Borrower at any time shall, by combination, reclassification, exchange or subdivision of the securities as to which purchase rights under this Purchase Option exist into the same or a different number of securities of any other class or classes, this Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Purchase Option immediately prior to such classification, exchange, subdivision or other change.

      (b) If the Borrower at any time shall combine or subdivide its Preferred Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

      (c) If the Borrower at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Borrower's stock, then the Purchase Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Borrower's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Borrower's stock outstanding immediately after such dividend or distribution. The Lender shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

      (d) Additional antidilution rights applicable to the authorized and outstanding Series A and Series B Preferred Stock are as set forth in the Borrower's Certificate of Incorporation, as amended through the Closing Date, a true and complete copy of which is attached hereto as Exhibit C (the "CHARTER"). The Borrower shall promptly provide the Lender with any restatement, amendment, modification or waiver of the Charter. The Preferred Stock purchasable hereunder shall have the benefit of the same antidilution rights applicable to such Preferred Stock when authorized and issued pursuant to Borrower's Charter, as amended, and Borrower shall provide Lender with all notices and information at the time and to the extent it is required to do so to the holders of Preferred Stock.

      (e) If: (i) the Borrower shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) there shall be any Merger Event; (iii) there shall be an Initial Public Offering; or
(iv) there shall be any voluntary dissolution, liquidation or winding up of the Borrower; then, in connection with each such event, the Borrower shall send to the Lender: (A) at least fifteen (15) days' prior written notice of the date on which the books of the Borrower shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up;
(B) in the case of any such dissolution, liquidation or winding up, at least fifteen (15) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon dissolution, liquidation or winding up); and (C) in the case of a Initial Public Offering or Merger Event, the Borrower shall give the Lender at least fifteen (15) days written notice prior to the effective date thereof.

      Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Purchase Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Lender, at the address as shown herein, or at such other address as Lender may subsequently designate by written notice to Borrower.

      (f) Failure to timely provide such notice required by subsection (e) above shall entitle Lender to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Lender. The notice period shall begin on the date Lender actually receives a written notice containing all the information specified above.

      8.5 The Purchase Option is exercisable by the Lender, in whole or in part, at any time, or from time to time, prior to the earlier of fifteen (15) days after receipt of notice from Borrower of the Board of Directors' approval of definitive plans to initiate (i) an Initial Public Offering, or (ii) a Merger Event. Lender may exercise its Purchase Option by tendering to the Borrower at its principal office a notice of exercise in the form attached hereto as Exhibit D (the "NOTICE OF PURCHASE"), duly completed and executed together with payment in an amount equal to the Purchase Price for that portion of the Purchase Option so exercised, in cash or by bank cashier's or certified check; provided that Lender may satisfy all or a portion of the Purchase Price by tender of one or more Note(s), the outstanding principal and interest of which shall be credited against the Purchase Price, with the balance, if any, of the Purchase Price payable in cash or by check as provided above. In such event, the Note(s) so tendered will be deemed satisfied in full and will be cancelled by the Lender and the Borrower will have no further obligation to the Lender under such Note(s).

      Promptly upon receipt of the Notice of Purchase and the payment of the Purchase Price in accordance with the terms set forth below, Borrower shall execute the acknowledgment of exercise in the form attached hereto as Exhibit E (the "ACKNOWLEDGMENT OF PURCHASE") indicating the number of shares which remain subject to future purchases, if any. Subject to Lender's right of withdrawal, no later than twenty-one (21) days thereafter, the Borrower shall issue to the Lender a certificate for the number of shares of Preferred Stock purchased.

      8.6 (a) During the term of this Purchase Option, the Borrower will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

      (b) If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such purchase), or listing on any domestic securities exchange, before such shares may be issued upon purchase, the Borrower will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

      8.7 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Purchase Option, but in lieu of such fractional shares the Borrower shall make a cash payment therefor upon the basis of the Purchase Price then in effect.

      8.8 This Purchase Option does not entitle the Lender to any voting rights or other rights as a shareholder of the Borrower prior to the exercise of the Purchase Option.

      8.9 Borrower shall give Lender at least fifteen (15) days notice of a Board of Directors' approval of definitive plans to initiate a Merger Event or an Initial Public Offering of its capital stock pursuant to a registration statement filed with the Securities and Exchange Commission. In either such event, Lender shall have the right to exercise its Purchase Option subject to the successful completion of such Merger Event or Initial Public Offering. If such closing does not take place, the Borrower shall promptly notify the Lender that such proposed transaction has been terminated, and the Lender may rescind any exercise of its Purchase Option promptly after such notice of termination of the proposed transaction if the exercise of this Purchase Option has occurred after the Borrower notified the Lender that the Merger Event was proposed.

SECTION 9.  DEFAULT

      The occurrence of any one or more of the following events (herein called "EVENTS OF DEFAULT") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

      9.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after Lender has given written notification thereof; or

      9.2 Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given written notice to Borrower of such default.

      9.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect on the date it was made; or

      9.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

      9.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

      9.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

      9.7 The occurrence of any payment default in excess of $100,000 under any Senior Loan Documents, Excluded Agreements, lease or other promissory note, agreement for borrowed money or obligation of Borrower which remains uncured for more than thirty (30) days after Borrower receives written notification thereof.

SECTION 10. REMEDIES

      Upon the occurrence and continuance of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 9.4 or 9.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.3 (c) of this Agreement. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

      After any one or more Events of Default has remained uncured for more than fifteen (15) days after Lender has given written notice to Borrower of failure to cure any Event of Default Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

      First, to Lender in an amount sufficient to pay in full Lender's reasonable costs and professionals' and advisors' reasonable fees and expenses;

      Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

      Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

      Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

      Lender's rights and remedies hereunder are subject to the terms of the Subordination Agreement.

SECTION 11. MISCELLANEOUS

      11.1 CONTINUATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall promptly execute after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The Purchase of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

      11.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

      (a)    IF TO LENDER:

                        COMDISCO, INC./COMDISCO VENTURES
                             Attention: Jill Hanses
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5465

            WITH A COPY TO:

                        COMDISCO, INC./COMDISCO VENTURES
                         Attention: Documentation Group
                         100 Hamilton Avenue, Suite 104A
                               Palo Alto, CA 94301
                            Facsimile: (650) 473-0204

      (b)    IF TO BORROWER:

                                  EGROUPS, INC.
                       Attention: Chief Executive Officer
                           520 Third Street, Suite 225
                             San Francisco, CA 94107
                            Facsimile: (415) 284-6900
                              Phone: (415) 449-3482

or to such other address as each party may designate for itself by like notice.

      11.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated August 26, 1999, all of which are merged herein and therein. None of the terms of this Agreement, the Note(s) or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

      11.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      11.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

      11.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s) and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

      11.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s) or any of the other Loan Documents without Lender's express written consent which consent shall not be unreasonably withheld, and any such attempted assignment without consent shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

      11.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      11.10 GOVERNING LAW. This Agreement, the Note(s) and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s) and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

      11.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, above and shall be deemed effective and received as set forth in Section 11.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

      11.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

      11.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 7 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

      11.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.




                         [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

      BORROWER:                             EGROUPS, INC.

                                            Signature:
                                                      --------------------------

                                            Print Name:
                                                       -------------------------

                                            Title:
                                                  ------------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:

      LENDER:                               COMDISCO, INC.

                                            Signature:
                                                      --------------------------

                                            Print Name:
                                                       -------------------------

                                            Title:
                                                  ------------------------------